                                                                     EXHIBIT 4.5

               FORM OF REGISTERED 4 1/2% CONVERTIBLE SUBORDINATED
                                  NOTE DUE 2006

[FOR GLOBAL NOTE ONLY: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. (OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INSOFAR AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                               ITC/\DELTACOM, INC.

                  4 1/2% CONVERTIBLE SUBORDINATED NOTE DUE 2006


NO.:                                                            CUSIP: 45031TAK0


    ITC/\DeltaCom, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to , or its registered assigns, the principal sum as shall be set forth on Schedule A hereto
up to but not exceeding ($     ) on May 15, 2006, at the office or agency of the
Company maintained for that purpose in accordance with the terms of the Indenture, or, at the option of the holder of this Note, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 15 and November 15 of each year, commencing November 15, 1999, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 4 1/2%, from May 15 or November 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from May 12, 1999, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any May 1 or November 1, as the case may be, and before the following May 15 or November 15, this Note shall bear interest from such May 15 or November 15; provided, however, that if the Company shall default in the payment of interest due on such May 15 or November 15, then this Note shall bear interest from the next preceding May 15 or November 15, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from May 12, 1999. The interest payable on the Note pursuant to the Indenture on any May 15 or November 15 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the May 1 or November 1 (whether or not a Business Day) next preceding such May 15 or November 15, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Notes with an aggregate principal amount in excess of $10,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

    Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

    This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

    This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

    IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.

                                   ITC/\DELTACOM, INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   Attest:
                                          --------------------------------------
                                   Name:
                                   Title:

Dated:

--------------------------------------------------------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 4 1/2% Convertible Subordinated Notes due 2006 described in the within-named Indenture.

                                   U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee


                                   By:
                                      ------------------------------------------
                                      Authorized Signatory


                                   By:
                                      ------------------------------------------
                                      As Authenticating Agent
                                          (if different from Trustee)



                      [Reverse of Note Begins on Next Page]

                            [FORM OF REVERSE OF NOTE]

                               ITC/\DELTACOM, INC.

                  4 1/2% CONVERTIBLE SUBORDINATED NOTE DUE 2006


    This Note is one of a duly authorized issue of Notes of the Company, designated as its 4 1/2% Convertible Subordinated Notes due 2006 (herein called the "Notes"), limited to the aggregate principal amount of $100,000,000, all issued or to be issued under and pursuant to an indenture dated as of May 12, 1999 (herein called the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

    In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest (including Liquidated Damages Amount (as defined in the Indenture), if any) on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Note, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or change the obligation of the Company to make redemption of any Note upon the happening of a Fundamental Change (as defined in the Indenture) in a manner adverse to the holder of the Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 15.6 thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest (including Liquidated Damages Amount, if any) or any premium on or the principal of any of the Notes, a default in the payment of redemption price pursuant to Article III or a failure by the Company to convert any Notes into Common Stock of the Company or a default in respect of a covenant or provisions hereof which under Article XI cannot be modified without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

    The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest (including Liquidated Damages Amount, if any) on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

    Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

    The Notes are issuable in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

    The Company may redeem the Notes (a "Provisional Redemption"), in whole or in part, at any time prior to May 17, 2002, upon notice as set forth in the Indenture, at a redemption price equal to $1,000 per Note to be redeemed plus accrued and unpaid interest, if any (including Liquidated Damages Amount, if any), to the date of redemption (the "Provisional Redemption Date") or the Company may terminate the convertibility of the Notes (a "Nonconversion Election") after 30 days' notice at any time prior to May 17, 2002, in either case, if (i) the closing price of the Common Stock shall have exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-Trading Day period ending on the Trading Day prior to the date of mailing of the notice of redemption or Nonconversion Election (the "Notice Date") and (ii) the shelf registration statement covering resales of the Notes and the Common Stock issuable upon conversion of the Notes is effective and available for use and is expected to remain effective and available for use for the 30 days immediately following the Notice Date.

    Upon any such Provisional Redemption or Nonconversion Election, the Company shall make an additional payment in cash (the "Make-Whole Payment") with respect to the Notes called for redemption (or all Notes, in the case of a Nonconversion Election) to holders on the Notice Date in an amount equal to $212.60 per $1,000 Note, less the amount of any interest actually paid on such Note prior to the Notice Date. The Company shall make the Make-Whole Payment on all Notes called for Provisional Redemption (or all Notes, in the case of a Nonconversion Election), including any Notes converted into Common Stock pursuant to the terms hereof after the Notice Date and prior to the Provisional Redemption Date or the Nonconversion Election Date.

    At any time on or after May 17, 2002, and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued and unpaid interest, if any (including Liquidated Damages Amount, if any) to, but excluding, the date fixed for redemption.

    If redeemed during the period beginning May 17, 2002 and ending on May 14, 2003, at a redemption price of 102.571% and if redeemed during the 12-month period beginning May 15:

                                   Year       Redemption Price
                                   2003           101.929%
                                   2004           101.286%
                                   2005           100.643%

and 100% at May 15, 2006; provided that if the date fixed for redemption is after an interest payment record date and on or before May 15 or November 15, then the interest payable on such date shall be paid to the holder of record on the preceding May 1 or November 1, respectively.

    The Company shall not give notice of any redemption if a default in the payment of interest on the Notes has occurred and is continuing.

    The Notes are not subject to redemption through the operation of any sinking fund.

    If a Fundamental Change occurs at any time prior to maturity of the Notes, the Notes will be redeemable on the 30th day after notice thereof at the option of the holder at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the date of redemption; provided that, if such Repurchase Date is May 15 or November 15, the interest payable on such date shall be paid to the holder of record of the Notes on the preceding May 1 or November 1, respectively. The Notes will be redeemable in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 30th day after the occurrence of such Fundamental Change. For a Note to be so repaid at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day).

    Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 90 days following the original issuance of any Notes through the close of business on the final maturity date of the Notes, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof) to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof into that number of shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of $26.670 or such Conversion Price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. Notwithstanding the foregoing, the holder's right to convert this Note shall terminate on the Nonconversion Election Date (unless the Company shall default in payment of the Make Whole Payment) if the Company makes a Nonconversion Election in accordance with the Indenture. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note (unless it or the portion being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date) must be accompanied by an amount, in same day funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. A Note in respect of which a holder is exercising its right to require redemption upon a Fundamental Change may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

    Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

    The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

    No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof; and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

    Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS


    The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM -  as tenants in common   UNIF GIFT MIN ACT           Custodian
                                                         ----------         -----------
     TEN ENT -  as tenant by the entireties                (Cust)            (Minor)
     JT TEN -   as joint tenants with right  under Uniform Gifts to Minors Act of survivorship and not as
                tenants in common
                                 -----------------------------------------------
                                                     (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                                CONVERSION NOTICE


TO:               ITC/\DELTACOM, INC.

    The undersigned registered owner of this Note hereby irrevocable exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of ITC/\DeltaCom, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
      ------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                        ----------------------------------------
                                        Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:



-----------------------------------
(Name)

-----------------------------------
(Street Address)

-----------------------------------
(City, State and Zip Code)


Please print name and address


Principal amount to be converted
(if less than all):  $
                     -----------------------

Social Security or Other Taxpayer
Identification Number:
                       ---------------------

                            OPTION TO ELECT REPAYMENT
                            UPON A FUNDAMENTAL CHANGE


TO:         ITC/\DELTACOM, INC.

    The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from ITC/\DeltaCom, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the redemption price, together with accrued interest to, but excluding, such date, to the registered holder hereof.


Date:
     --------------------------------        -----------------------------------

                                        ----------------------------------------
                                        Signature(s)

                                        NOTICE: The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of the
                                        Note in every particular without
                                        alteration or enlargement or any change
                                        whatever.

                                        Principal amount to be repaid (if less
                                        than all):

                                                       $
                                                       ----------------

                                        ----------------------------------------
                                        Social Security or Other Taxpayer
                                        Identification Number

                                   ASSIGNMENT


    For value received                           hereby sell(s), assign(s) and
                       -------------------------
transfer(s) unto                           (Please insert social security or
                 -------------------------
other Taxpayer Identification Number of assignee) the within Note, and hereby
irrevocably constitutes and appoints                           attorney to
                                     -------------------------
transfer the said Note on the books of the Company, with full power of substitution in the premises.


Dated:
      -------------------------         ----------------------------------------


                                        ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        ----------------------------------------
                                        Signature Guarantee


NOTICE: The signature of the conversion notice, the option to elect repayment upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                   SCHEDULE A

--------------------------------------------------------------------------------
                 DATE                  |           PRINCIPAL AMOUNT
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------